Exhibit 99.1

Nordstrom Forms Special Committee of Independent Directors in Response to

Erik and Pete Nordstrom Interest in Exploring a Going-Private Transaction

SEATTLE, April 18, 2024 – The Board of Directors of Nordstrom, Inc. (NYSE: JWN) is committed to enhancing shareholder value and regularly evaluates a wide range of strategic, financial and operational alternatives as the Company continues to execute its strategic plan.

As part of the Board’s most recent evaluation, the Board authorized the exploration of possible avenues to enhance shareholder value. During this process, Erik and Pete Nordstrom, the Company’s chief executive officer and president, respectively, notified the Board of their interest in pursuing a potential transaction pursuant to which Nordstrom would become a private company.

In response, the Board formed a special committee of independent and disinterested directors. The special committee will carefully evaluate any proposal from Erik and Pete Nordstrom and any proposals from other parties and consider whether they are in the best interests of Nordstrom and all shareholders. The special committee retained Morgan Stanley & Co. LLC and Centerview Partners LLC as financial advisors and Sidley Austin LLP and Perkins Coie LLP as legal counsel.

There can be no assurance that the Company will pursue any particular transaction or other strategic outcome, or that a proposed transaction will be approved or consummated. The Company does not intend to disclose further developments regarding this matter unless and until further disclosure is determined to be appropriate or necessary.

ABOUT NORDSTROM
At Nordstrom, Inc. (NYSE: JWN), we exist to help our customers feel good and look their best. Since starting as a shoe store in 1901, how to best serve customers has been at the center of every decision we make. This heritage of service is the foundation we're building on as we provide convenience and true connection for our customers. Our interconnected model enables us to serve customers when, where and how they want to shop – whether that's in-store at more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations or digitally through our Nordstrom and Rack apps and websites. Through it all, we remain committed to leaving the world better than we found it.

Certain statements in this press release contain or may suggest "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties that could cause results to be materially different from expectations. The words "will," "may," "designed to," "outlook," "believes," "should," "targets," "anticipates," "assumptions," "plans," "expects" or "expectations," "intends," "estimates," "forecasts," "guidance" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address such future events or expectations are forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2024, filed with the SEC on March 19, 2024. In addition, forward-looking statements contained in this release may be impacted by the actual outcome of events or occurrences related to the wind-down of business operations in Canada. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances. In addition, the actual timing, price, manner and amounts of future share repurchases, if any, will be subject to the discretion of our board of directors, contractual commitments, market and economic conditions and applicable Securities and Exchange Commission rules.

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INVESTOR CONTACT:

James Duies

Nordstrom, Inc.

InvRelations@Nordstrom.com

MEDIA CONTACT:

Gigi Ganatra Duff

Nordstrom, Inc.

NordstromPR@Nordstrom.com

Matthew Sherman / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449